Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS, UP 24%, FOR FIRST SIX
MONTHS OF 2011; 6% ASSET GROWTH TO $2.6BB; REGULAR DIVIDEND DECLARED
Medford, MA, July 12, 2011 — Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $7,922,000 for the first six months ended June 30, 2011, or $1.43 per share diluted, an increase of 24.1% compared to net income of $6,383,000, or $1.15 per share diluted, for the same period a year ago. Total assets increased 6.4% from $2.4 billion at December 31, 2010 to $2.6 billion at June 30, 2011. For the quarter ended June 30, 2011, net income totaled $4,197,000, or $0.76 per share diluted, an increase of 41.7% compared to net income of $2,961,000, or $0.54 per share diluted, for the second quarter of 2010.
Net interest income totaled $27.4 million for the first six months of 2011 compared to $25.9 million for the same period in 2010. The 6.1% increase in net interest income for the period is due to a 10.1% increase in the average balances of earning assets, combined with a similar increase in average deposits, offset slightly by a decrease in the net interest margin from 2.57% on a fully taxable equivalent basis in 2010 to 2.53% on the same basis for 2011.
The provision for loan losses decreased by $625,000 from $3.0 million for the six months ended June 30, 2010 to $2.4 million, for the six months ended June 30, 2011, primarily as a result of decreased provisions related to nonaccrual loans. The Company’s effective tax rate declined from 9.4% in 2010 to 6.1% in 2011 primarily as a result of an increase in tax-exempt income.
At June 30, 2011, total equity was $155.3 million compared to $145.0 million at December 31, 2010. The Company’s equity increased primarily as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.00% at June 30, 2011, compared to 7.23% at June 30, 2010. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of June 30, 2011 was $28.04 per share compared to $25.86 at June 30, 2010.
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Included in operating expenses for the second quarter of 2010 is a charge for payments due a former Co-CEO, in accordance with his separation agreement as previously announced. The Company recorded a pre-tax charge of $916,000.
The Company’s allowance for loan losses was $15.9 million or 1.65% of loans outstanding at June 30, 2011, compared to $14.1 million, or 1.55% of loans outstanding at December 31, 2010 and $14.4 million, or 1.65% of loans outstanding at June 30, 2010. Non-performing assets totaled $12.3 million at June 30, 2011, compared to $8.1 million at December 31, 2010 and $10.8 million at June 30, 2010.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2011 to stockholders of record on August 1, 2011.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, including our newest branch in Newton Centre, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	December 31,
	2011	2010
Assets
Cash and Due From Banks	$40,523	$37,215
Federal Funds Sold and Interest-bearing Deposits In Other Banks	126,808	151,337

Short-term Investments	94,091	113,918

Securities Available-For-Sale (AFS)	1,077,478	909,391

Securities Held-to-Maturity	196,392	230,116

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	88,619	90,654
Construction & Land Development	55,572	53,583
Commercial Real Estate	470,041	433,337
Residential Real Estate	232,235	207,787
Consumer and Other	6,560	6,594
Home Equity	110,001	114,209

Total Loans	963,028	906,164
Less: Allowance for Loan Losses	15,915	14,053

Net Loans	947,113	892,111

Bank Premises and Equipment	21,723	21,228
Accrued Interest Receivable	7,054	6,601
Goodwill	2,714	2,714
Core Deposit Intangible	314	508
Other Assets	68,188	61,014

Total Assets	$2,597,929	$2,441,684

Liabilities
Demand Deposits	$323,868	$322,002

Interest Bearing Deposits:
Savings and NOW Deposits	654,670	649,402
Money Market Accounts	570,338	513,359
Time Deposits	507,330	417,260

Total Interest Bearing	1,732,338	1,580,021

Total Deposits	2,056,206	1,902,023

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	108,930	108,550
Other Borrowed Funds	213,143	222,118

Total Borrowed Funds	322,073	330,668

Other Liabilities	28,225	27,885
Subordinated Debentures	36,083	36,083

Total Liabilities	2,442,587	2,296,659

Total Stockholders’ Equity	155,342	145,025

Total Liabilities & Stockholders’ Equity	$2,597,929	$2,441,684

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Six months ended June 30, 2011 and 2010
(in thousands)

	Quarter Ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Interest Income:
Loans	$12,012	$12,068	$24,117	$24,180
Securities Held-to-Maturity	1,518	1,875	3,291	3,860
Securities Available-for-Sale	5,709	4,979	11,062	10,012
Federal Funds Sold and Interest-bearing Deposits In Other Banks	358	403	705	781

Total Interest Income	19,597	19,325	39,175	38,833

Interest Expense:
Savings and NOW Deposits	719	1,093	1,431	2,314
Money Market Accounts	777	1,089	1,482	2,313
Time Deposits	2,494	1,876	4,773	3,584
Securities Sold Under Agreements to Repurchase	98	131	208	350
Other Borrowed Funds and Subordinated Debentures	1,994	1,994	3,839	4,405

Total Interest Expense	6,082	6,183	11,733	12,966

Net Interest Income	13,515	13,142	27,442	25,867

Provision For Loan Losses	1,200	1,450	2,400	3,025

Net Interest Income After
Provision for Loan Losses	12,315	11,692	25,042	22,842

Other Operating Income
Service Charges on Deposit Accounts	1,936	1,952	3,823	3,875
Lockbox Fees	734	748	1,471	1,448
Net Gain on Sales of Investments	198	649	362	1,027
Other Income	973	756	1,720	2,014

Total Other Operating Income	3,841	4,105	7,376	8,364

Operating Expenses
Salaries and Employee Benefits	7,250	7,850	14,591	14,775
Occupancy	975	998	2,226	2,066
Equipment	534	533	1,092	1,083
FDIC Assessment	464	740	1,199	1,390
Other	2,552	2,477	4,877	4,850

Total Operating Expenses	11,775	12,598	23,985	24,164

Income Before Income Taxes	4,381	3,199	8,433	7,042

Income Tax Expense	184	238	511	659

Net Income	$4,197	$2,961	$7,922	$6,383

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	June 30,
	2011	2010
Assets
Cash and Due From Banks	$51,938	$51,926
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	306,157	376,595

Securities Available-For-Sale (AFS)	990,345	741,425
Securities Held-to-Maturity	205,996	224,320

Total Loans	940,076	876,900
Less: Allowance for Loan Losses	15,017	13,354

Net Loans	925,059	863,546

Unrealized Gain on Securities AFS	7,286	11,900
Bank Premises and Equipment	21,238	21,316
Accrued Interest Receivable	6,822	6,607
Goodwill	2,714	2,714
Core Deposit Intangible	416	803
Other Assets	63,139	58,191

Total Assets	$2,581,110	$2,359,343

Liabilities
Demand Deposits	$310,522	$283,737

Interest Bearing Deposits:
Savings and NOW Deposits	721,931	669,164
Money Market Accounts	570,448	552,640
Time Deposits	473,464	330,530

Total Interest Bearing	1,765,843	1,552,334

Total Deposits	2,076,365	1,836,071

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	123,582	146,515
Other Borrowed Funds	166,699	171,175

Total Borrowed Funds	290,281	317,690

Other Liabilities	28,801	30,605
Subordinated Debentures	36,083	36,083

Total Liabilities	2,431,530	2,220,449

Total Stockholders’ Equity	149,580	138,894

Total Liabilities & Stockholders’ Equity	$2,581,110	$2,359,343

Total Average Earning Assets — QTD	$2,505,504	$2,237,469

Total Average Earning Assets — YTD	$2,442,574	$2,219,240

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	June 30,	June 30,
	2011	2010

Performance Measures:

Earnings per average share, basic, quarter	$0.76	$0.54
Earnings per average share, diluted, quarter	$0.76	$0.54
Earnings per average share, basic, year-to-date	$1.43	$1.15
Earnings per average share, diluted, year-to-date	$1.43	$1.15
Return on average assets, year-to-date	0.62%	0.55%
Return on average stockholders’ equity, year-to-date	10.68%	9.27%
Net interest margin (taxable equivalent), quarter	2.43%	2.58%
Net interest margin (taxable equivalent), year-to-date	2.53%	2.57%
Efficiency ratio, year-to-date	63.0%	66.0%
Book value per share	$28.04	$25.86
Tangible book value per share	$27.49	$25.25
Tangible capital / tangible assets	5.87%	5.78%

Common Share Data:
Average shares outstanding, basic, quarter	5,540,597	5,530,297
Average shares outstanding, diluted, quarter	5,541,595	5,532,980
Average shares outstanding, basic, year-to-date	5,540,590	5,530,297
Average shares outstanding, diluted, year-to-date	5,541,743	5,533,025

Shares outstanding Class A	3,543,717	3,518,917
Shares outstanding Class B	1,996,880	2,011,380

Total shares outstanding at period end	5,540,597	5,530,297

Asset Quality and Other Data:

Allowance for loan losses / loans	1.65%	1.65%
Nonaccrual loans	$12,314	$10,679
Nonperforming assets	$12,314	$10,758
Loans 90 days past due and still accruing	$546	$7
Accruing troubled debt restructures	$3,921	$1,220
Net charge-offs, year-to-date	$538	$1,048

Leverage ratio	7.00%	7.23%
Tier 1 risk weighted capital ratio	14.54%	14.47%
Total risk weighted capital ratio	15.79%	15.68%
Total risk weighted assets	$1,269,913	$1,182,496